PRESS RELEASE                             FOR IMMEDIATE DISTRIBUTION

CONTACT:
Todd M. Binet                             Richard E. Cooper, Chairman
President and Chief Financial Officer       Strategic Growth International, Inc.
(713) 968-0968                               (516) 829-7111
tbinet@telscape.com                             sgi@netmonger.net


        TELSCAPE INTERNATIONAL, INC. ANNOUNCES COMPLETION OF $40 MILLION
                 CREDIT AGREEMENT WITH LUCENT TECHNOLOGIES INC.

     -- PROCEEDS BEING UTILIZED FOR MEXICAN FIBER OPTIC NETWORK BUILDOUT --


      Houston, Texas, September 8, 1999 --- Telscape International, Inc. (NASDAQ: TSCP) today announced that it has closed a credit agreement with Lucent Technologies Inc. (NYSE: LU) providing for $40 million in long term financing. The proceeds from the financing are being used principally for purchases of Lucent products and services in connection with the construction of a 650 kilometer fiber optic network in Mexico. Terms of the financing were not disclosed.

      Todd M. Binet, President and Chief Financial Officer, commented, "The long term financing provided by Lucent clearly demonstrates that our relationship extends beyond that of a traditional supplier. The completion of the credit agreement with Lucent is a significant step toward the completion of our fiber optic network in Mexico."

TELSCAPE INTERNATIONAL, INC. is a U.S. based, fully-integrated communications company that supplies voice, video, data and Internet services principally to and from Latin America. Telereunion, a subsidiary of the Company, is building a state-of-the-art fiber optic network in Mexico that will reach the vast majority of the Mexican population. The Company also owns and operates a satellite teleport facility in Mountain View, CA, which delivers an array of communications services to customers throughout North, Central and South America. In addition, the Company provides a full range of network solutions services and products in Mexico to major public and private sector customers. The Company has recently launched EnableCOMMERCE.com, an electronic commerce strategy, which takes advantage of many of Telscape's core competencies.

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NOTE: CERTAIN STATEMENTS MADE HEREIN THAT ARE NOT HISTORICAL ARE FORWARD-LOOKING
WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, RISKS RELATED TO MARKET ACCEPTANCE OF AND DEMAND FOR THE COMPANY'S PRODUCTS AND SERVICES BY CUSTOMERS, CONTINUED RELATIONSHIPS WITH AND PRICING DEPENDENCE FOR THIRD PARTY SUPPLIERS, AND CONTINUITY OF EXISTING GOVERNMENT REGULATIONS AND POLICIES. STATEMENTS WITH RESPECT TO ACQUISITIONS AND CONTINUED TRENDS ARE FORWARD-LOOKING AND INVOLVE RISKS AND UNCERTAINTIES. FURTHERMORE, THE COMPANY HAS SIGNIFICANT OPERATIONS IN MEXICO, SUBJECTING THE COMPANY TO CERTAIN POLITICAL AND COMMERCIAL RISK.